EXHIBIT 32.01

Section 1350 Certification of Chief Executive Officer

Furnished Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Versant Corporation (the “Company”) on Form 10-K for the year ended October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, NICK ORDON, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the annual period covered by the Report.

/s/ Nick Ordon
Nick Ordon President and Chief Executive Officer February 14, 2005

A signed original of this written statement required by section 906 has been provided to Versant Corporation and will be retained by Versant Corporation and furnished to the Securities and Exchange Commission or its staff upon request.